UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The First Marblehead Corporation (the “Corporation”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2012 (the “Original Form 8-K”) for the purpose of reporting that the Corporation has regained compliance with the continued listing standards of the New York Stock Exchange (“NYSE”).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Original Form 8-K, the Corporation received written notice from NYSE Regulation, Inc. on November 7, 2012 that the Corporation was not in compliance with one of the NYSE’s continued listing standards.  The applicable listing standard requires an average closing price of not less than $1.00 per share over a consecutive 30 trading-day-period (the “Standard”).

On May 2, 2013, the Corporation received written notice from NYSE Regulation, Inc. confirming that the Corporation had regained compliance with the Standard, in advance of its deadline date of May 8, 2013.

On May 2, 2013, the Corporation issued a press release, which is furnished as Exhibit 99.1 to this Amendment No. 1 to its Current Report on Form 8-K/A, disclosing the Corporation’s receipt of the notice from NYSE Regulation, Inc. confirming that the Corporation had regained compliance with the Standard.

Item 9.01.  Financial Statements and Exhibits

    (d)   Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Corporation on May 2, 2013 entitled, “First Marblehead Regains Compliance with NYSE Listing Standards”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: May 2, 2013	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Corporation on May 2, 2013 entitled, “First Marblehead Regains Compliance with NYSE Listing Standards”